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As filed with the Securities and Exchange Commission on May 4, 2004

Registration No. 333-113623

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHWEST AIRLINES CORPORATION
(Exact name of registrant as specified in its charter)
 Delaware
(State or other jurisdiction of incorporation or organization) 41-1905580
(I.R.S. Employer Identification No.)	NORTHWEST AIRLINES, INC. (Exact name of registrant as specified in its charter) Minnesota State or other jurisdiction of incorporation or organization) 41-0449230 (I.R.S. Employer Identification No.)

2700 Lone Oak Parkway
Eagan, Minnesota 55121
(612) 726-2111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael L. Miller, Esq.
Vice President, Law and Secretary
Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121
(612) 726-2111
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:
Stephan J. Feder, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

 Explanatory Note

        Please note that, in this Amendment No. 2, we are only filing Part II of this Registration Statement, including the exhibits indicated in Item 16 of this document. You may find a copy of the prospectus that is a part of this Registration Statement in our filing of Amendment No. 1 to this Registration Statement dated April 30, 2004.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by Northwest Airlines Corporation in connection with the issuance and distribution of the notes and underlying common stock being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by Northwest Airlines Corporation.

SEC Registration Fee	$28,508
Nasdaq National Market(1)(2)	$22,500
Printing and Engraving Expenses(2)	$100,000
Legal Fees and Expenses(2)	$100,000
Accounting Fees and Expenses(2)	$30,000
Miscellaneous Expenses(2)	$43,992

Total(2)	$325,000

(1)
Nasdaq National Market bills companies for the listing of additional shares on a quarterly basis, and the amount billed is determined by the change in the company's total shares outstanding from one quarter to the next. The total amount billable in one quarter is capped at $22,500. Since all of the notes are convertible on the same basis, solely for the purpose of estimating the expenses payable by Northwest Airlines Corporation in connection with issuance of the notes and underlying common stock, we have assumed the conversion of all notes into shares of common stock during one quarter.

(2)
Estimated.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        In accordance with Section 102(b)(7) of the Delaware Law, the Restated Certificate of Incorporation of Northwest Airlines Corporation provides that the directors of Northwest Airlines Corporation shall not be personally liable to Northwest Airlines Corporation or its stockholders for monetary damages for violations of their fiduciary duty.

        Article VIII of the bylaws, as amended and restated, of Northwest Airlines Corporation (filed as Exhibit 3.2) provides for indemnification of the officers and directors of Northwest Airlines Corporation to the full extent permitted by applicable law.

        Section 302A.521 of the Minnesota Business Corporation Act (the "Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), provided that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under the Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of nolo contendere or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by the Minnesota law.

        Section 4.01 of Northwest Airlines, Inc.'s bylaws, as amended and restated (filed as Exhibit 3.4), requires Northwest Airlines, Inc. to indemnify any persons, including officers and directors as permitted by Section 302A.521 of the Minnesota Law.

Item 16.    Exhibits

Exhibit Number	Description
3.1
Restated Certificate of Incorporation of Northwest Airlines Corporation (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-3, File No. 333-69655, and incorporated herein by reference).
3.2	Amended and Restated Bylaws of Northwest Airlines Corporation (filed as Exhibit 3.2 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
3.3	Restated Certificate of Incorporation of Northwest Airlines, Inc. (filed as Exhibit 3.3 to Northwest Airlines, Inc.'s Registration Statement on Form S-3, File No. 033-74772, and incorporated herein by reference).
3.4	Amended and Restated Bylaws of Northwest Airlines, Inc. (filed as Exhibit 4.2 to Northwest Airlines Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).
4.1	Specimen of Common Stock Certificate (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-1, File No. 33-74210, and incorporated herein by reference).
4.2	Indenture, dated as of November 4, 2003, among Northwest Airlines Corporation, Northwest Airlines, Inc. and U.S. Bank National Association, as Trustee.**
4.3	Registration Rights Agreement, dated as of November 4, 2003, among Northwest Airlines Corporation, Northwest Airlines, Inc. and Citigroup Global Markets Inc.**
4.4	Certificate of Designation of Series D Junior Participating Preferred Stock Northwest Airlines Corporation (included in Exhibit 3.1).
4.5	Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A., as Rights Agent (filed as Exhibit 4.3 to Northwest Airlines Corporation's Form Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).
5.1	Opinion of Simpson Thacher & Bartlett LLP**
5.2	Opinion of Michael L. Miller, Esq.**
10.1	Amendment No. 3 to the A330 Purchase Agreement, dated April 30, 2003, between AVSA, S.A.R.L. and Northwest Airlines, Inc. (Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Securities and Exchange Commission).*
10.2	Amendment No. 4 to the A330 Purchase Agreement, dated December 18, 2003, between AVSA, S.A.R.L. and Northwest Airlines, Inc. (Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Securities and Exchange Commission).*
12.1	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 5.1 to this Registration Statement).**
24.1	Powers of Attorney.**
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee.**

*
Filed herewith.

**
Previously filed.

Item 17.    Undertakings.

A.
Each of the undersigned registrants hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

  Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 4th day of May, 2004.

NORTHWEST AIRLINES CORPORATION
By:	/s/ BERNARD L. HAN Bernard L. Han Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard H. Anderson	Chief Executive Officer and Director (principal executive officer)	May 4, 2004
/s/ BERNARD L. HAN Bernard L. Han	Executive Vice President and Chief Financial Officer (principal financial officer)	May 4, 2004
* James G. Mathews	Vice President-Finance and Chief Accounting Officer (principal accounting officer)	May 4, 2004
* Gary L. Wilson	Chairman of the Board and Director	May 4, 2004
* Ray W. Benning, Jr.	Director	May 4, 2004
* Richard C. Blum	Director	May 4, 2004
* Alfred A. Checchi	Director	May 4, 2004
* John Engler	Director	May 4, 2004
* Robert L. Friedman	Director	May 4, 2004
* Doris Kearns Goodwin	Director	May 4, 2004
* Frederic V. Malek	Director	May 4, 2004

* V. A. Ravindran	Director	May 4, 2004
* Michael G. Ristow	Director	May 4, 2004
* Douglas M. Steenland	President and Director	May 4, 2004
* Leo M. Van Wijk	Director	May 4, 2004
*By:	/s/ BERNARD L. HAN Bernard L. Han Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 4th day of May, 2004.

NORTHWEST AIRLINES, INC.
By:	/s/ BERNARD L. HAN Bernard L. Han Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard H. Anderson	Chief Executive Officer and Director (principal executive officer)	May 4, 2004
/s/ BERNARD L. HAN Bernard L. Han	Executive Vice President and Chief Financial Officer (principal financial officer)	May 4, 2004
* James G. Mathews	Vice President-Finance and Chief Accounting Officer (principal accounting officer)	May 4, 2004
* Gary L. Wilson	Chairman of the Board and Director	May 4, 2004
* Ray W. Benning, Jr.	Director	May 4, 2004
* Richard C. Blum	Director	May 4, 2004
* Alfred A. Checchi	Director	May 4, 2004
* John Engler	Director	May 4, 2004
* Robert L. Friedman	Director	May 4, 2004
* Doris Kearns Goodwin	Director	May 4, 2004
* Frederic V. Malek	Director	May 4, 2004

* V. A. Ravindran	Director	May 4, 2004
* Michael G. Ristow	Director	May 4, 2004
* Douglas M. Steenland	President and Director	May 4, 2004
* Leo M. Van Wijk	Director	May 4, 2004
*By:	/s/ BERNARD L. HAN Bernard L. Han Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
3.1
Restated Certificate of Incorporation of Northwest Airlines Corporation (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-3, File No. 333-69655, and incorporated herein by reference).
3.2	Amended and Restated Bylaws of Northwest Airlines Corporation (filed as Exhibit 3.2 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
3.3	Restated Certificate of Incorporation of Northwest Airlines, Inc. (filed as Exhibit 3.3 to Northwest Airlines, Inc.'s Registration Statement on Form S-3, File No. 033-74772, and incorporated herein by reference).
3.4	Amended and Restated Bylaws of Northwest Airlines, Inc. (filed as Exhibit 4.2 to Northwest Airlines Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).
4.1	Specimen of Common Stock Certificate (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-1, File No. 33-74210, and incorporated herein by reference).
4.2	Indenture, dated as of November 4, 2003, among Northwest Airlines Corporation, Northwest Airlines, Inc. and U.S. Bank National Association, as Trustee.**
4.3	Registration Rights Agreement, dated as of November 4, 2003, among Northwest Airlines Corporation, Northwest Airlines, Inc. and Citigroup Global Markets Inc.**
4.4	Certificate of Designation of Series D Junior Participating Preferred Stock Northwest Airlines Corporation (included in Exhibit 3.1).
4.5	Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A., as Rights Agent (filed as Exhibit 4.3 to Northwest Airlines Corporation's Form Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
5.1	Opinion of Simpson Thacher & Bartlett LLP**
5.2	Opinion of Michael L. Miller, Esq.**
10.1	Amendment No. 3 to the A330 Purchase Agreement, dated April 30, 2003, between AVSA, S.A.R.L. and Northwest Airlines, Inc. (Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Securities and Exchange Commission).*
10.2	Amendment No. 4 to the A330 Purchase Agreement, dated December 18, 2003, between AVSA, S.A.R.L. and Northwest Airlines, Inc. (Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Securities and Exchange Commission).*
12.1	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 5.1 to this Registration Statement).**
24.1	Powers of Attorney.**
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee.**

*
Filed herewith.

**
Previously filed.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBIT INDEX